EXHIBIT 99

CERTIFICATION

Heiko Thieme, Chief Executive and Chief Financial Officer of American Heritage Growth Fund, Inc. (the “Registrant”), certifies that the Registrant’s periodic report on Form N-CSR for the period ended July 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/Heiko Thieme

Heiko Thieme,

Chief Executive Officer

and Chief Financial Officer

Date: October 22, 2003